UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 26, 2017

ELOXX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 557-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 26, 2017, the Board of Directors (the “Board”) of Eloxx Pharmaceuticals, Inc. (the “Company”) appointed Robert E. Ward to serve as Chief Executive Officer of the Company, effective as of December 26, 2017. In connection with his appointment, Mr. Ward was elected as Chairman of the Board effective as of December 26, 2017. Mr. Ward succeeds Dr. Silvia Noiman as Chief Executive Officer of the Company and Dr. Robert Heft as Chairman of the Board. Dr. Noiman and Dr. Heft each stepped down from their respective positions effective as of December 26, 2017. Dr. Noiman will continue her service as a member of the Board. Dr. Heft has resigned from the Board.

Mr. Ward, age 60, served as the Chief Executive Officer and President at Radius Health, Inc. from December 16, 2013 to July 16, 2017. Prior to joining Radius, Mr. Ward was Vice President for Strategy and External Alliances for the New Opportunities iMed of AstraZeneca from 2011 to 2013. He has held a series of progressive management and executive roles with established companies such as NPS Pharmaceuticals, Schering-Plough (Merck), Pharmacia (Pfizer), Bristol-Myers Squibb and Genentech. Mr. Ward has been a Director of Akari Therapeutics, Plc since October 14, 2016. He served as a Director of Radius Health, Inc. from December 2013 until July 16, 2017. Mr. Ward serves as a Director of the Massachusetts High Technology Council. Mr. Ward received a B.A. in Biology and a B.S. in Physiological Psychology, both from the University of California, Santa Barbara, an M.S. in Management from the New Jersey Institute of Technology and an M.A. in Immunology from The Johns Hopkins University School of Medicine.

Except as described in the employment agreement (the “Employment Agreement”) entered into by the Company and Mr. Ward, effective December 26, 2017 (the “Effective Date”), there is no arrangement or understanding between Mr. Ward and any other person pursuant to which Mr. Ward was selected as an officer. There are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Ward has a direct or indirect material interest. There are no family relationships between Mr. Ward and any of the directors or officers of the Company or any of its subsidiaries.

Pursuant to the terms of his Employment Agreement, Mr. Ward will receive a base salary of $450,000 and is eligible to receive an annual performance-based bonus with a target value equal to fifty percent (50%) of his base salary (the “Annual Bonus”). Mr. Ward is eligible to participate in the Company’s benefit programs as made generally available to other senior executives.

Mr. Ward received an inducement award in the form of an option to purchase 22,427 shares of the Company’s common stock on the Effective Date with an exercise price per share equal to $8.00, and an award of restricted stock units for 22,427 shares of the Company’s common stock (collectively the “Performance Option Awards”). Subject to his continued service through the vesting date, Mr. Ward’s Performance Option Awards will vest and become immediately exercisable upon the date that marks the first successful completion of a Phase-2B study with respect to any indication.

In addition, Mr. Ward received an inducement award in the form of an option to purchase 640,785 shares of the Company’s common stock with an exercise price per share equal to $8.00, and an award of restricted stock units for 640,785 shares of the Company’s common stock (collectively the “Time-Vesting Awards”). Subject to his continued service through the vesting date, 1/3 of Mr. Ward’s Time-Vesting Awards will vest and become immediately exercisable on the first anniversary of the Effective Date, with an additional 1/12 of his Time-Vesting Awards vesting on each quarterly anniversary of the Effective Date, provided that vesting of the Time-Vesting Awards shall be subject to acceleration following the achievement of certain milestones.

Pursuant to the terms of the Employment Agreement, upon a termination by the Company without cause or by Mr. Ward for good reason, Mr. Ward will be entitled to (1) continued payments of his base salary for 18 months, (2) payments for COBRA coverage at applicable rates for 12 months, (3) any Annual Bonus earned but unpaid for the year immediately prior to his termination date, (4) a pro-rata portion of the Annual Bonus, to which he would otherwise have been entitled, based on achievement of performance goals as determined by the Board in good faith, (5) accelerated vesting of 25% his unvested shares subject to all stock options, restricted stock units and other equity awards, and (6) an additional 9 months vesting credit for any unvested stock options. If Mr. Ward’s employment is terminated by the Company without cause or by Mr. Ward for good reason within 24 months following a Change in Control (as defined in the Employment Agreement), he will be entitled to (1) continued payments of his base salary for 24 months, (2) payments for COBRA coverage at applicable rates for 18 months, (3) any Annual Bonus earned but unpaid for the year immediately prior to his termination date, (4) payment of his full Annual Bonus, to which he would otherwise have been entitled, (5) accelerated vesting of all of his unvested shares subject to all stock options, restricted stock units and other equity awards, and (6) an additional 12 months vesting credit for any unvested stock options.

The foregoing descriptions of the terms of the Employment Agreement do not purport to be a complete description and are qualified in their entirety by reference to the Employment Agreement filed as Exhibits 10.1 to this Current Report Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2017, following the consummation of the previously announced merger of Eloxx Pharmaceuticals Ltd., an Israeli company (“Eloxx”) and Sevion Sub Ltd., an Israeli company and a wholly-owned subsidiary of the Company (f/k/a Sevion Therapeutics, Inc.), with Eloxx surviving the merger as a wholly-owned subsidiary of the Company, the bylaws of the Company were amended and restated in their entirety.

A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01	Regulation FD.

On December 27, 2017, the Company issued a press release relating to the appointment of Mr. Ward as Chairman of the Board and Chief Executive Officer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Eloxx Pharmaceuticals, Inc.

10.1	Employment Agreement, dated as of December 26, 2017, between Eloxx Pharmaceuticals, Inc. and Robert E. Ward.

99.1	Press Release, dated December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eloxx Pharmaceuticals, Inc.

Dated: December 27, 2017

	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Eloxx Pharmaceuticals, Inc.

10.1	Employment Agreement, dated as of December 26, 2017, between Eloxx Pharmaceuticals, Inc. and Robert E. Ward.

99.1	Press Release, dated December 27, 2017.